UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 19, 2016

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2016, Cachet appointed Bryan Meier to serve as Cachet’s Chief Financial Officer and Executive Vice President. Mr. Meier’s employment with Cachet shall commence according to the terms of an employment offer letter on March 1, 2016. Mr. Meier will receive an annualized base salary of $230,000, in accordance with the Cachet’s standard payroll practices, and is eligible for performance-based cash bonuses in the discretion of Cachet’s Board of Directors and its compensation committee. In addition, Mr. Meier has been offered Cachet’s standard employee benefits for health, dental and life and disability insurance. Cachet will grant to Mr. Meier 250,000 stock option shares under Cachet’s current stock incentive plan.

Mr. Meier, age 54, has more than 25 years of experience in numerous CFO positions from startups to $4 billion corporations. Since 2014 to present, Mr. Meier was CFO/COO for Recovery Technology Solutions, Inc. From 2013 to 2014 Mr. Meier was CFO at TT Electronics PLC. Mr. Meier was Vice President and CFO of Phoenix Solar, Inc. from 2010 to 2012 in San Francisco.

Mr. Meier will serve as the principal financial officer and principal accounting officer for Cachet.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:

(Registrant)

By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack, Chief Executive Officer

Dated: February 23, 2016

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